SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the registrant	[X]
Filed by a Party other than the Registrant      [  ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[x]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Sec. 240.14a-12

                        COOKER RESTAURANT CORPORATION
                        -----------------------------
                (Name of Registrant as Specified in Its Charter)


         -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

               _______________________________________________________________

       (2)     Aggregate number of securities to which transaction applies:

               _______________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

               _______________________________________________________________

       (4)     Proposed maximum aggregate value of transaction:

               _______________________________________________________________

       (5)     Total fee paid:

               _______________________________________________________________

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:________________________________________
       (2)     Form, Schedule or Registration Statement No.:__________________
       (3)     Filing Party:__________________________________________________
       (4)     Date Filed:____________________________________________________

                    COOKER RESTAURANT CORPORATION
                         5500 Village Boulevard
                    West Palm Beach, Florida  33407

                 2000 ANNUAL MEETING OF SHAREHOLDERS


                          March 27, 2000


Dear Shareholder:

      You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Cooker Restaurant Corporation which will be held at 9:00 a.m., Eastern Daylight Time, on May 1, 2000 at our headquarters, 500 Village Boulevard, West Palm Beach, Florida. The matters on the meeting agenda are described in the Notice of 2000 Annual Meeting of Shareholders and Proxy Statement which accompany this letter.

      We hope you will be able to attend the meeting, but, whatever your plans, we ask that you please complete, execute and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

      We look forward to seeing you at the meeting.

                                                Sincerely,


                                          						/s/Henry R. Hillenmeyer
                                                _______________________
                                                Henry R. Hillenmeyer
                                                Chairman of the Board and
                                                Chief Executive Officer

                         COOKER RESTAURANT CORPORATION
                            5500 Village Boulevard
                        West Palm Beach, Florida  33407

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, MAY 1, 2000

      The annual meeting of shareholders of Cooker Restaurant Corporation will be held at 9:00 a.m., Eastern Daylight Time, on Monday, May 1, 2000, at our headquarters, 5500 Village Boulevard, West Palm Beach, Florida. At the meeting, shareholders will be asked to

        * elect three Class B directors, each to serve for a term of three years or until their successors are duly elected and qualified;

        * consider and vote upon a proposal to approve the 2000 Non-Employee Director Stock Option Plan; and

        * transact such other business properly brought before the shareholders at the meeting.

     	This notice, together with the accompanying proxy statement and enclosed proxy card, will be mailed to shareholders on or about March 27, 2000.

     	The close of business on March 6, 2000 has been set as the record date of the meeting. Shareholders of record at the close of business on March 6, 2000 will be entitled to notice of and to vote at the annual meeting or any adjournment of the meeting. Each share of common stock is entitled to one vote. The proxy card provided with the proxy statement indicates the number of shares of Cooker's common stock that you own and are entitled to vote.
A list of shareholders will be available for examination at the meeting.

     	All shareholders are cordially invited to attend the annual meeting.

                                        By Order of the Board of Directors,


                                        /s/Margaret A. Epperson
                                        _______________________
                                        Margaret A. Epperson
                                        Secretary

West Palm Beach, Florida
March 27, 2000

    	Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                           COOKER RESTAURANT CORPORATION

             _____________________________________________________

                        2000 ANNUAL MEETING OF SHAREHOLDERS

                                 May 1, 2000

             _____________________________________________________

                                 PROXY STATEMENT

                               Dated March 27, 2000

             _____________________________________________________



            General Information About The Annual Meeting And Voting


Why did you send me this proxy statement?

      We sent you this proxy statement and the enclosed proxy card because Cooker Restaurant Corporation's board of directors is soliciting your proxy to vote at the 2000 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to vote at the annual meeting on May 1, 2000, and at any adjournment of the meeting, for the purposes indicated in the accompanying Notice of 2000 Annual Meeting of Shareholders. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      This proxy statement and the accompanying form of proxy will be mailed to shareholders on or about March 27, 2000. The annual report is not to be regarded as proxy soliciting material.

Who can vote?

     	You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 6, 2000. A total of 5,985,000 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     	Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the three director nominees, FOR the approval of the 2000 Non-Employee Director Stock Option Plan, and FOR any other proposals to be considered at the meetings.

What if other matters come up at the annual meeting?

     	The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.


Can I change my vote after I return my proxy card?

     	Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     	Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     	If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

      We will hold the annual meeting if holders of a majority of the share of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. A majority of the outstanding shares will constitute a quorum at the meeting.

Who will count the votes?

     	First Union National Bank of North Carolina, N.A., Cooker's transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting. The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions from voting as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     	The election inspector will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not affect the outcome of the director elections or the approval of the 2000 Non-Employee Director Stock Option Plan.

     	If your shares are held in the name of a nominee, and you do not tell the nominee by March 27, 2000 how to vote your shares (so-called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are deemed to be routine, and not on any other proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Who pays for this proxy solicitation?

     	We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We have retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a $4,000 fee plus $3 per shareholder contacted plus reasonable out-of-pocket expenses. We may request persons holding shares in their names for others to forward soliciting materials to our principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

     	None of the actions to be voted upon at the 2000 annual meeting shall create dissenters' rights under the Ohio Revised Code.

     	You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

        SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS

     	The table below shows, as of February 29, 2000, the number of shares of common stock beneficially owned by:

        * each person who we know beneficially owns more than 5% of the common stock,

        *       each director,

        *       each executive officer included in the Summary Compensation
                Table, and

        *       all executive officers and directors as a group.

                                        Number Of Shares           Percentage Of Shares
     Name And Address                  Beneficially Owned[1]          Outstanding[2]
_________________________             _______________________      ____________________

Glenn W. Cockburn (3)                      296,369.20                   4.84%
Henry R. Hillenmeyer (3)(4)                 93,183.00                   1.53%
Robin V. Holderman (3)                      40,673.00                      *
David T. Kollat (3)                        130,266.00                   2.16%
Shannon LeRoy                                   6,500                      *
Harvey M. Palash (3)                       151,200.00                   2.53%
G. Arthur Seelbinder (3)                   564,750.87                   9.08%
Margaret A. Epperson (3)                     8,821.09                      *
Mark W. Mikosz (3)                           6,738.50                      *
Dimensional Fund Advisors, Inc. (5)           570,462                   9.53%
Royce & Associates, Inc. (6)                  356,794                   5.96%
Wellington Management Co. LLP (7)             588,000                   9.82%
Wellington Trust Company NA (7)               588,000                   9.82%
All executive officers and
 directors as a group
(11 persons)........................        1,298,502                  19.79%



* Less than 1%.

(1)    	The number of shares of common stock beneficially owned by each person or entity is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares for which the person or entity has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days after February 29, 2000 through the exercise of any stock option or other right. The inclusion of any shares of common stock deemed beneficially owned is not an admission of beneficial ownership of those shares. Unless otherwise indicated, the person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

(2)	    The number of shares outstanding includes shares outstanding as of
        February 29, 2000 (5,985,000) plus any shares subject to options held by the person named that are exercisable within 60 days after February 29, 2000.

(3)	    Includes shares subject to stock options outstanding and exercisable within 60 days after February 29, 2000: for Mr. Cockburn -- 142,219 shares; for Ms. Epperson -- 6,201 shares; for Mr. Hillenmeyer -- 90,117 shares; for Mr. Holderman --38,591 shares; for Mr. Kollat -- 56,634 shares; for Mr. Mikosz -- 6,739 shares; for Mr. Palash -- 1,200 shares; and for Mr. Seelbinder -- 235,231 shares.

(4)	    Includes 1,314 shares owned of record by his spouse and children.
        Mr. Hillenmeyer disclaims any beneficial ownership of these shares.

(5)	    Dimensional Fund Advisors Inc.'s address is 1299 Ocean Avenue, 11th
        Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have sole voting power with regard to 570,462 shares and sole investment power with regard to 570,462 shares as of February 4, 2000, all of which shares are owned by advisory clients of Dimensional, no one of which to the knowledge of Dimensional owns more than 5% of the common stock. Dimensional disclaims beneficial ownership of all such shares. A Schedule 13G filed by Dimensional with the Securities and Exchange Commission (`SEC") on February 3, 2000 is the source of information concerning Dimensional's reporting in this table.

(6)	    Royce and Associates, Inc.'s ("Royce") address is 1414 Avenue of the
        Americas, New York, NY 10019. Charles M. Royce may be deemed to be a controlling person of Royce and as such may be deemed to beneficially own these shares which are beneficially owned by Royce. Royce is deemed to have sole voting power with regard to 356,794 shares and sole investment power with regard to 356,794 shares. Mr. Royce disclaims beneficial ownership of the shares held by Royce. A Schedule 13G filed jointly by Royce and Mr. Royce with the SEC on February 2, 2000 is the source of information concerning Royce's and Mr. Royce's reporting in this table.

(7)    	Wellington Management Company, LLP's ("WMC") and Wellington Trust
        Company, NA's ("WTC") address is 75 State Street, Boston, Massachusetts 02109. WMC and WTC share voting and investment power with regard to 588,000 shares. A Schedule 13G filed by WMC and WTC with the SEC dated February 9, 2000 is the source of information concerning WMC's and WTC's reporting in this table.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     	Our directors and executive officers, and certain persons or entities who own more than ten percent of the common stock, must file reports with the Securities and Exchange Commission and The New York Stock Exchange indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers timely filed all the required reports during fiscal year ended
January 2, 2000

                                 PROPOSAL ONE

                            ELECTION OF DIRECTORS

     	At the annual meeting, three nominees will be elected as directors. The directors elected will hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2003 or until their successors are elected and qualified.

     	Vote Required. Under Section 1701.55 of the Ohio Revised Code, directors are elected by a plurality of the votes for the respective nominees. Proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors. Broker non-votes will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present.

     	Nominations. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we don't know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.
The proxies will then be voted for the substitute nominee designated by the current board of directors. All of the nominees are currently directors of Cooker.

     	General Information About the Nominees. Our board of directors is set at nine persons. Three persons, whose current terms expire at the 2000 annual meeting, have been nominated by the board of directors. The ages listed for the nominees are as of February 29, 2000.

Directors Whose Terms Expire at the 2000 Annual Meeting:

Glenn W. Cockburn       44      Mr. Cockburn is one of our founders.  Mr.
                                Cockburn has served as one of our directors since October 1989 and as our Senior Vice
                                President- Operations since August 1991.  From
                                1988 to August 1991, Mr. Cockburn served as our
                                Vice President - Food Services. Mr. Cockburn served as Vice President of Food Operations of Cooker Corporation, a predecessor of Cooker, from 1986 to the time it was merged into Cooker
                                1988. He is a graduate of the Culinary
                                Institute of America in Hyde Park, New York.



David T. Kollat         61      Mr. Kollat has been one of our directors since
                                1988 and is Chairman of the Board of 22 Inc., a company specializing in research and consulting for retailers and consumer goods manufacturers. He is a director of Consolidated Stores, Inc., The Limited, Inc.,
                                Wolverine Worldwide, Inc., Cheryl & Co., Inc.,
                                SBC Advertising, Christy & Associates, Select
                                Comfort, Children's Hospital Foundation, AEI
                                Music Network and Starpower, Inc. He earned his Doctor of Business Administration degree at Indiana University, and was a Professor of Marketing in the College of Administrative
                                Sciences of The Ohio State University from 1965 to 1972. He was Executive Vice President and
                                Director of Research at Management Horizons from 1972 to 1976. From 1976 to 1987 he served as Executive Vice President - Marketing for the Limited Stores, then the holding company, Limited Inc., and finally as President of Victoria's Secret Catalog.

Harvey M. Palash        66      Mr. Palash has been one of our directors since
                                January 1997. He has been a director of the National Hot Rod Association since 1979 and has served as Vice Chairman since 1986. He also served as a director of Southern
                                Hospitality Corporation, a Wendy's franchise operator based in Nashville, Tennessee, from 1988 to 1994. He has been a consultant for Hubbard Broadcasting since January 1990. He was a consultant for the Nashville Network from 1990 to 1992. In 1985, he founded Diamond
                                P Video, Inc. and served as its Chief Executive
                                Officer until he sold the company in January
                                1990.  In 1980, he founded Diamond P Sports.,
                                Inc. and served as Chief Executive Officer until he sold the company in January 1990. He has a J. D. degree from the Loyola Law School.
                                He received his license to practice law in California in 1966.



Directors Whose Terms Continue Until the 2001 Annual Meeting:



Robin V. Holderman      48      Mr. Holderman has been one of our directors
                                since 1986.  Mr. Holderman has been the Vice
                                President and General Manager for Opus North
                                Corporation, a commercial real estate
                                development company, since July 1998.  Mr.
                                Holderman was an Executive Vice President of
                                Corporate Development of Karrington Health,
                                Inc., an assisted living facilities operating and development company, from November of 1996 to July 1998. He served as President of Ruscilli Development Co., Ltd., a real estate development company, from May 1995 to November
                                1996.  He served as Manager of Industrial
                                Development of Duke Realty Investments, Inc., a real estate development company, from April
                                1994 to May 1995, and prior thereto was founder and President of Conquest Corporation, a commercial and industrial real estate development company located in Columbus, Ohio.
                                From 1990 through 1992, he was the Director of Development for the Columbus office of the Miller-Valentine Group, a Dayton, Ohio-based commercial real estate developer and design/build contractor.



G. Arthur Seelbinder    56      Mr. Seelbinder has been one of our directors
                                since 1986. He is one of our founders and previously served as our Chairman of the Board and Chief Executive Officer from 1986 to August
                                1999.  From September of 1989 to December 1994,
                                Mr. Seelbinder served as our President.  From
                                1984 to the time it merged into us in 1988, he served as Chairman of the Board of Cooker
                                Corporation, our predecessor. Mr. Seelbinder is also President and a director of Financial
                                Land Corporation, a real estate holding company.

Brad Saltz              43      Mr. Saltz was elected a director of Cooker in
                                January 2000.  He leads the Hospitality
                                Services Group at Saltz, Shamis & Goldfarb, an accounting, consulting and financial services firm, since 1996. In his capacity with Saltz, Shamis & Goldfarb, Mr. Saltz focuses on all aspects of the restaurant and hospitality industries and assists hundreds of restaurants nationwide. Prior to 1996, Mr.
                                Saltz was Vice President and Chief Financial
                                Officer for Houston's Restaurants for 11 years.
                                From 1979 - 1984, Mr. Saltz was with Touche
                                Ross & Co., (now Deloitte Touche, LLP),
                                Atlanta, GA in the Audit and Tax Departments.
                                Mr. Saltz received degrees from Miami
                                University.




Directors Whose Terms Continue Until the 2002 Annual Meeting:


Henry R. Hillenmeyer    56      Mr. Hillenmeyer has been Chairman of the Board
                                and our Chief Executive Officer since August of 1999, and has served as one of our directors since 1994. Prior to joining us, Mr.
                                Hillenmeyer also served as a director of Southern Hospitality Corporation, a Wendy's franchise operator based in Nashville,
                                Tennessee. He has held a number of titles with Southern Hospitality Corporation, but most recently was its Chairman, President and director until the company was sold in 1994.
                                Southern Hospitality Corporation was created by the merger in 1980 of Wendy's of Nashville, Inc. into Ireland's Restaurants, Inc. In 1986,
                                Southern Hospitality Corporation sold its three full service restaurant concepts, including the Cooker, to a group including Glenn Cockburn, Senior Vice President and Arthur Seelbinder, a director of Southern Hospitality and former
                                CEO of Cooker Restaurant Corporation. Mr.
                                Hillenmeyer is a former Chairman of the Board of Junior Achievement of Middle Tennessee, Inc.
                                He earned a B.A. degree in Economics from Yale
                                University.



William Lehr Jackson    58      Mr. Jackson has been one of our directors since
                                September 1998. Mr. Jackson, a former senior executive with The Rouse Company, has been a principal of Williams Jackson Ewing, Inc.
                                ("WJE"). since the firm's founding in 1978.
                                WJE advises on the integration of retail and entertainment venues within the framework of urban planning and revitalization. While associated with The Rouse Company prior to the formation of WJE, the principals of WJE are credited with the creation of America's first food court in Paramus Park Mall, New Jersey, the development of the renowned Faneuil Hall
                                Marketplace in Boston and the development of Harborplace in Baltimore, Maryland. Mr. Jackson earned his Bachelor of Arts in Economics from the University of Virginia. He was also a Captain in the United States Marine Corp, earning the Distinguished Flying Cross and the Navy Commendation Medal for time served in Vietnam.

D. Shannon LeRoy        44      Mr. LeRoy was elected a director of Cooker in
                                January 2000.  Mr. LeRoy is President of
                                Equitas, L. P., a mezzanine fund located in Nashville, Tennessee. From 1988 to 1994 Mr.
                                LeRoy served as Senior Vice President and
                                Commercial Banking Executive with First
                                Union National Bank of Tennessee, where he was responsible for commercial banking activities. He is a Director of HLM Design, Inc., a Charlotte, NC architectural and engineering firm and Power Designs, Inc., a power supply business in Danbury, CT. Mr.
                                LeRoy received his B. A. degree from the University of North Carolina at Chapel Hill.



         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                      "FOR" ALL NOMINEES FOR DIRECTOR.

                             EXECUTIVE OFFICERS

                Information relating to each of our executive
              officers who is not a director is set forth below.


NAME                       Age                Term of Office
___________________________________________________________________________

Mark W. Mikosz             51                 Vice President and Chief
                                              Financial Officer since 1998
Margaret A. Epperson       54                 Secretary/Treasurer since 1986




Meetings of the Board of Directors. The board of directors held six meetings in fiscal 1999 and each of the directors attended at least 75 percent of the aggregate number of meetings of the board of directors and committees (if any) on which he served.

Committees of the Board of Directors. The board of directors has standing audit and compensation committees. The board of directors does not have a committee whose functions include nominating directors. The following chart describes the function and membership of each committee and the number of times it met in 1999.


                         Audit Committee - 2 Meetings

Function                                                Members
__________________________________________________      ______________________
-       Recommends independent auditors                 W. Lehr Jackson
-       Reviews internal financial information          Harvey M. Palash
-       Reviews report of audit and management letter   Brad Saltz* (Chair)
-      	Participates in the determination of the
        adequacy of the internal accounting control
-       Reviews the results of audits with the
        independent auditors
-       Oversees quarterly and yearly reporting
-	      Responsible for policies, procedures and
        other matters relating to business
        integrity, ethics and conflicts of interests



* Brad Saltz assumed the role of chairman of the Audit Committee on January 24, 2000.


                      Compensation Committee - 2 Meetings

Function                                                Members
__________________________________________________      ______________________
-	      Reviews and approves compensation and
        benefit programs                                Robin V. Holderman
-	      Establishes and approves compensation of
        officers and                                    David T. Kollat (Chair)
        management employees                            D. Shannon LeRoy
-	      Adapts and administers stock option plans



Directors' Compensation

    	All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from us are entitled to a quarterly directors' fee of $2,200 and fees of $500 for each board meeting and/or committee meeting attended, in addition to the reimbursement of reasonable expenses incurred in connection with their activities as directors. Directors who are also employees receive no compensation for serving on the board of directors. Messrs. Hillenmeyer and Cockburn are the only directors who are also employees.

     Non-Employee Director Stock Option Plan. In addition to the compensation described above, until January 24, 2000, directors had been granted options to purchase common stock under the 1992 Directors Stock Option Plan (the "1992 Plan"). On January 24, 2000, the board of directors terminated the 1992 Plan and accordingly, no additional grants may be made under the 1992 Plan. All options granted under the 1992 Plan prior to its termination will remain outstanding and vest in accordance with their terms and the terms of the 1992 Plan. The 1992 Plan provided for the issuance of stock options to non-management directors as determined by a committee appointed by the board of directors at an exercise price no less than fair market value at the date of grant. Each option permitted the holder to purchase one share of our common stock at the stated exercise price up to ten years from the date of grant. Options vested at a rate of 25 percent per year or, if there was a change in control of Cooker, the options became fully vested and exercisable.

     On January 24, 2000, the board of directors approved the 2000 Non-Employee Director Stock Option Plan, subject to approval by the shareholders. See Proposal 2.

Compensation of Management

     The following table sets forth the annual and long-term compensation paid by us for services performed on our behalf for the last three completed fiscal years (i.e., the fiscal years ended January 2, 2000, January 3, 1999, and December 28, 1998), with respect to those persons who were, as of January 2, 2000, our Chief Executive Officer and the next four highest paid executive officers who earned compensation greater than $100,000 (the "Named Executive Officers.")

                             SUMMARY COMPENSATION TABLE

                                                                  Long Term Compensation
                                                                  ----------------------
                                       Annual Compensation        Awards        Payouts
                                 -----------------------------    ---------------------
                                                                  Securities               All
                                                      Other       Underly-                 Other
                                                      Annual      ing            LTIP      Compen-
Name and                                              Compen-     Options/      Payouts    sation
Principal Position      Year     Salary     Bonus     sation($)   SARs(#)          $        ($)
-------------------------------------------------------------------------------------------------------

Henry R. Hillenmeyer    1999(a)   $ 78,231   250,000               299,300                   -
Chairman of the Board   1998         -          -                     -                      -
Chief Executive
Officer                 1997         -          -                     -                      -

G. Arthur Seelbinder    1999(b)    149,180   197,750                 8,800                 1,185,036(e)
Chairman of the
Board                   1998       228,158    49,438                75,000                   -
Chief Executive
Officer                 1997       231,357   142,380               160,000                   -

Phillip L. Pritchard    1999(c)    194,470    56,700                 7,300                   -
President-Chief         1998       185,619    30,713                33,000                   -
Operating Officer       1997       191,357    81,648                42,000                   -

Glenn W. Cockburn       1999       165,559    60,000                 5,800                   -
Senior Vice
President-              1998       140,240    15,000                21,000                   -
Operations              1997       155,734    40,500                26,000                   -

Mark W. Mikosz          1999       150,615    85,000                 5,100                   -
Vice President-Chief    1998(d)    111,810     5,000                22,000                   -
Financial Officer       1997          -         -                     -                      -



(a)     Hired as Chairman of the Board and Chief Executive Officer on
        August 19, 1999.

(b)    	Resigned as Chairman of the Board and Chief Executive Officer
        effective August 19, 1999.

(c)	    Resigned as an officer and director effective April 4, 1999.

(d)     Hired as Vice President - Chief Financial Officer on June 1, 1998.

(e)	    Amount represents the value of Mr. Seelbinder's severance agreement with the Company dated as of August 19, 1999. Of this total, $416,899 represents two years' salary, $143,692 represents benefits for two years, $100,000 represents relocation and office expenses, $212,000 represents the forgiveness of certain amounts owed to the Company by Mr. Seelbinder, and $312,445 represents estimated bonus payable to Mr. Seelbinder.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning grants of options to the Named Executive Officers during the fiscal year ended January 2, 2000.


             OPTION GRANTS FOR FISCAL YEAR ENDED JANUARY 2, 2000


                                      Individual  Grants                       Grant Date Value
                      -------------------------------------------------------------------------
                                        Percent
                         Number of      of Total         Exer-
                         Securities     Options          cise
                         Underlying     granted          of
                         Options        to Employees     Base                     Grant Date
                         Granted        in Fiscal        Price      Expiration    Present
Name                     (shares)       Year            ($/share)   Date          Value $
----------------------------------------------------------------------------------------------

Henry R. Hillenmeyer     299,300(b)     70.4%           $ 4.44      8/19/09       $673,425(d)

G. Arthur Seelbinder       8,800(a)(e)   2.1%           $ 5.875     1/25/09       $25,872(c)

Glenn W. Cockburn          5,800(a)      1.4%           $ 5.875     1/25/09       $17,052(c)

Phillip L. Pritchard       7,300(a)      1.7%           $ 5.875     1/25/09       $21,462(c)

Mark W. Mikosz             5,100(a)      1.2%           $ 5.875     1/25/09       $14,994(c)



(a)    	These options were granted on January 25, 1999. The exercise price is the market value of the common stock on January 25, 1999. Each option vests in four equal installments on each of the first four anniversaries of the date of original grant and lapses 90 days after death or disability or 30 days after termination of employment. All unvested options vest upon a change in control. See "Change in Control Arrangements."

(b)    	These options were granted on August 19, 1999. The exercise price is the market value of the common stock on August 19, 1999. These options were not issued under our 1996 Officers Stock Option Plan and were issued in conjunction with Mr. Hillenmeyer's Employment Agreement dated August 19, 1999. These options vest at the rate of 8,313 shares per month for 35 months and 8,345 shares in the 36th month. The options lapse 90 days after death or disability or 30 days after termination of employment. The options expire on August 19, 2009.
        All unvested options vest upon a change in control. See "Change in Control Arrangements."

(c)	    The per share weighted-average fair value of stock options during 1999 was $2.94 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0.00 percent, risk-free interest rate of 6.58%, an expected life of 5 years, and volatility of 47%.

(d)	    The per share weighted-average fair value of stock options granted to
        Mr. Hillenmeyer during 1999 was $2.25 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0.00 percent, risk-free interest rate of 6.58%, an expected life of 5 years, and volatility of 47%.

(e)	    In conjunction with Mr. Seelbinder's Severance Agreement dated August
        19, 1999, stock options granted to Mr. Seelbinder will continue to vest through August 19, 2000, at which time any unexercised options will lapse.

     The following table sets forth, as of February 29, 2000, the number of stock options and the value of unexercised stock options held by the Named Executive Officers and the exercises of stock options during the year ended January 2, 2000 by the Named Executive Officers.

      AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUES

                                                     Number of            Value of
                                                     Securities           Unexercised
                                                     Underlying           In-the-Money
                                                     Unexercised          Options
                                                     Options              at
                                                     at Fiscal            Fiscal
                         Shares                      Year-End             Year-End
                         Acquired       Value        (Exercisable/        (Exercisable/
Name                     on Exercise    Realized     Unexercisable)       Unexercisable)
----------------------------------------------------------------------------------------

Henry R. Hillenmeyer        -             -           33,252 / 266,048       $0 / $0

G. Arthur Seelbinder        -             -          179,418 / 123,879       $0 / $0

Glenn W. Cockburn        33,332         $40,498      127,912 / 33,058        $0 / $0

Phillip L. Pritchard        -             -          236,521 / 67,160        $0 / $0

Mark W. Mikosz              -             -            5,463 / 21,491        $0 / $0




              EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement

      On August 19, 1999, we entered into an employment agreement with Henry
R. Hillenmeyer as Chairman of the Board and Chief Executive Officer which provides for an annualized salary of $226,000. Pursuant to the employment agreement, Mr. Hillenmeyer was entitled to a bonus in accordance with the executive bonus plan based upon an annualized bonus percentage amount of 175% for the remainder of fiscal year 1999. No bonus was paid based on our performance in the second half of 1999. In addition, Mr. Hillenmeyer received a signing bonus of $250,000 and a grant of 299,300 non-qualified stock options. The exercise price of these options is $4.44. These options vest at the rate of 8,313 shares per month for 35 months and 8,345 shares in the 36th month.
The options expire on August 19, 2009. The term of the employment agreement continues until terminated by either Mr. Hillenmeyer or Cooker, with or without cause; provided, however, that if either party terminates the employment agreement without cause, a 30-day written notice is required.

Change in Control Arrangements

      The Compensation Committee has authorized us to enter into contingent employment agreements with the Chairman of the Board, President, Vice Presidents, Secretaries or Treasurers of Cooker. These employment agreements will be effective only after a change in control of Cooker has occurred. A change in control includes (a) the acquisition of 20 percent or more of our common stock without the prior approval of the board of directors, (b) a majority of the directors elected at any meeting of shareholders being persons who are not nominated by our then current board of directors, or (c) any merger, consolidation or transfer of substantially all of our assets without approval by the board of directors. Furthermore, these agreements become effective only if we had a 10 percent return on assets and 15 percent earnings per share growth during the year preceding the year during which a change in control occurred. If a change in control occurs and we have met the profitability and growth targets set forth in the agreements, the employees who were party to the agreements will be employed by us for at least five years after the change in control with authority, responsibility and compensation not less than they had before the change in control. The agreements provide that, while the employees are employed by us after a change in control, they will not compete with us and will protect our confidential information and intellectual property. If an employee's employment is terminated by us without cause (defined for this purpose to include willful failure to perform material employment obligations, acts of deliberate dishonesty involving the business of Cooker or conviction of a felony involving the business of Cooker, as determined by the board of directors after notice, opportunity to cure and a hearing), or if the employee resigns because he has determined in good faith that his authority, responsibility or compensation has been diminished, we must pay a severance payment equal to the maximum amount payable under Section 280G of the Code, which is generally three times the employee's average compensation over the previous five years. Under the agreements, we must bear all costs and legal fees associated with the agreement's enforcement by the employee and indemnify the employee against all claims by third parties or us unless the employee has been determined to be liable to us in a derivative action and a court refuses to grant him indemnification. The agreements may be canceled by the board of directors at any time before a change in control has occurred.
To date, we have entered into a contingent employment agreement with Glenn
W. Cockburn.

      Our stock option plans (including the 2000 Non-Employee Director Stock Option Plan described under Proposal 2) each contain a provision providing that each option granted under the plan will become immediately exercisable as to 100 percent of the common stock subject to such option upon any change in control of Cooker. A change in control is defined under the plans to include (a) the acquisition of 20 percent or more of our common stock without the prior approval of the board of directors, (b) a majority of the directors elected in any annual meeting of shareholders being persons who are not nominated by our then current board of directors, or (c) any merger, consolidation or transfer of substantially all of our assets without approval by the board of directors.

                             CERTAIN TRANSACTIONS

      In 1994, the board of directors approved a guaranty by us of a loan of $5,000,000 to G. Arthur Seelbinder, the former Chairman of the Board and a current Director, and his wife. In January 1997, the Board approved a refinancing of the loan with The Chase Manhattan Bank of New York (the "Bank"). The loan was secured by 323,007 common stock owned by Mr. Seelbinder and a cash deposit from us of approximately $3,000,000. The term of the loan and the guaranty were extended until March 1, 2000, at which time the loan matured.
As of March 1, 2000 the balance of the loan was $3,753,397.

      On March 8, 2000, the Bank sold Mr. Seelbinder's stock for $666,202 in a private transaction, and applied this amount to the loan. The remaining balance of the loan of $3,087,195 was funded by us as a result of our guaranty. In addition to any rights we have to collect from Mr. Seelbinder as the Bank's successors, any amount due to Mr. Seelbinder under the settlement agreement we entered into with him when he stepped down as Chairman and chief executive officer are to be paid to us and applied to the amounts we paid on account of the guaranty. Our liability under the guaranty will be fully provided for between our existing reserve and amounts offset against the settlement agreement. The payments we made should not have any adverse consequences on our operations or financial statements.

      As of August 19, 1999, Mr. Seelbinder agreed that he would no longer serve as our Chairman and chief executive officer. At the same time, we agreed with Mr. Seelbinder, among other things, to continue his compensation, including his participation in our executive bonus pool, and the vesting of options previously granted to him, through August 19, 2001, and to pay him a relocation allowance of $100,000. We reserved approximately $1,088,000 in the third quarter of 1999 on account of Mr. Seelbinder's settlement agreement.

                     REPORT OF COMPENSATION COMMITTEE

General Philosophy on Executive Compensation

      The primary purpose of our executive compensation system as set forth in our Long Range Strategic Plan for the Fiscal Years 1999 through 2002, is to promote, support and reward exceptional growth and premium profitability and thereby to maximize the value of Cooker to its shareholders.

      Our executive compensation system consists of three components: salary and fringe benefits, cash bonus payments and stock options. All of the Named Executive Officers, including the Chief Executive Officer, are compensated under this system which is administered by the Compensation Committee.

      Salary and fringe benefits (e.g., group health and life insurance are intended to be no higher than the median of the base salaries and benefits paid by comparable restaurant companies. The Committee's objective is to minimize this component and increases in it so as to minimize fixed costs and break-even levels. Base salaries are reviewed and adjusted by the Committee based upon management's recommendations annually. The Committee's review includes a review of salaries paid by comparable restaurant companies to comparable officers, including the chief executive officer, as shown in their proxy statements and by a trade association survey. These companies consist of publicly-traded full-service restaurants in the casual dining segment of the restaurant industry.

      Cash bonus payments are a function of our incentive bonus plan, which is administered by the Compensation Committee. The bonuses payable under the incentive bonus plan are determined by the multiplication of three factors:
the individual executive's base salary during the period of determination, which is usually one-half of a fiscal year, the bonus percentage amount set for each executive by the Compensation Committee at the same time that his base salary is set, and the par percentage of Cooker as a whole for the period of determination. The par percentage of Cooker is based on an earnings per share (diluted) target as determined by the Compensation Committee at the beginning of each fiscal half-year period. The earnings per share (diluted) target approved by the Committee becomes 100 percent of par. At the beginning of each half-year, the Compensation Committee establishes increments by which the par percentage is increased or decreased if the actual earnings per share (diluted) achieved for the half-year exceeds or falls short of the budgeted amount. At the end of each half-year, the Compensation Committee reviews our financial performance for that half-year and determines the par percentage, which determination may include such adjustments as the Committee deems advisable. The determination of cash bonus is a mechanical exercise after the determination of the par percentage. Thus, if an executive's annual base salary is $80,000, his bonus percentage is 35 percent of base salary and our earnings per share (diluted) for the half-year exceeded budget by a sufficient amount so that the Compensation Committee set the percentage payout at 125 percent of par, the executive's bonus for the fiscal half-year would be 1/2 x $80,000 x 35 percent x 125 percent or $17,500. The sum of salary and cash bonus payments at par should raise the executive's total compensation to the third quartile of total compensation paid by comparable restaurant companies to comparable officers. The incentive bonus plan has been operated by the Committee since our initial public offering in 1989. During that time, par percentages have varied from a low of zero percent to a high of 154 percent. The percentage payout was 100 percent for the first half of 1999 and was 0 percent for the second half of 1999. The cumulative average percentage payout under the incentive bonus plan through the end of fiscal year 1999 is 83.2 percent.

      The final element of our executive compensation system is the grant of stock options. The Compensation Committee grants options to the executives periodically under our Employee Stock Option Plans which are administered by the Compensation Committee. Options generally have a ten year term, become exercisable as to 25 percent of the grant on each of the first four anniversaries of the date of grant (subject to change in control provisions discussed below under "Change in Control Arrangements"), lapse after termination of employment and have an exercise price equal to the market price of common stock on the date of grant. Assuming a constant price to earnings ratio, stock options, like cash bonus payments, reward profitability. Additionally, since profitable earnings growth should raise the price to earnings ratio above our competitors, stock options should reward growth and the commensurate increase in our value to its shareholders.

      The addition of stock options to the compensation system should raise our compensation levels provided to its executives to a superior level in the marketplace which should allow us to attract and retain superior talent. At the same time, we and our shareholders are protected by the large variable amount of compensation which is paid only if superior results are achieved and by the nature of the incentives to maximize income and growth built into the system.

Compliance with Internal Revenue Code Section 162(m)

      Under Section 162(m) of the Code, compensation paid by us to Named Executive Officers which is in excess of $1,000,000 in a year will not be deductible by us for purposes of determining its federal taxable income unless such compensation is paid under a performance-based plan which is approved by the shareholders of Cooker. Under the Internal Revenue Service Regulations promulgated under Section 162(m), our 1988 and 1992 employee stock option plans (as amended in 1996) and the 1996 Officers' Stock Option Plan should be deemed to be performance-based compensation plans and amounts realized by the Named Executive Officers under such plans should continue to be deductible by us. Because of the favorable treatment of our employee stock option plans and the remoteness of the possibility that base compensation and cash bonus levels will exceed $1,000,000 during fiscal 1996 and the years thereafter, the Committee did not consider the impact of Section 162(m) on its decisions concerning compensation.

Compensation of Chief Executive Officer

      In fiscal 1999, Mr. Hillenmeyer, our Chief Executive Officer, received a salary of $78,231 from August 19, 1999 through the end of the year, based on an annual salary of $226,000, and a bonus of $250,000. In addition, he received an incentive grant of options to purchase 299,300 shares of our common stock at an exercise price of $4.44. The Compensation Committee believes that the option grant was necessary to obtain Mr. Hillenmeyer's acceptance of our offer to serve as our chairman of the board and chief executive officer. The Committee also believes that the option grant will provide Mr. Hillenmeyer with incentive to maintain his commitment to Cooker into the future. See "Employment Agreement" for a description of the employment agreement between Mr. Hillenmeyer and Cooker.

Compensation of Non-Management Directors

      In 1999, each of our directors who was not employed by us received $2,200 per quarter, $500 per board meeting attended, and $500 per committee meeting attended as compensation for his services as a director. In 1999, the chairman of the strategic planning committee received a retainer of $18,000 for his services as chairman of that committee.

     	Until January 24, 2000, directors had been granted options to purchase common stock under the 1992 Directors Stock Option Plan (the "1992 Plan"). On January 24, 2000, the board of directors terminated the 1992 Plan and accordingly, no additional grants may be made under the 1992 Plan. All options granted under the 1992 Plan prior to its termination will remain outstanding and vest in accordance with their terms and the terms of the 1992 Plan. The 1992 Plan provided for the issuance of stock options to non-management directors as determined by a committee appointed by the board of directors at an exercise price no less than fair market value at the date of grant. Each option permitted the holder to purchase one share of our common stock at the stated exercise price up to ten years from the date of grant. Options vested at a rate of 25 percent per year or, if there was a change in control of Cooker, the options became fully vested and exercisable.


                                          COMPENSATION COMMITTEE

                                             Robin V. Holderman
                                             David T. Kollat (Chair)
                                             D. Shannon LeRoy



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee are Robin V. Holderman,
D. Shannon LeRoy, and David T. Kollat. No member of the Compensation Committee was at any time during fiscal 1999, or prior, an officer or employee of Cooker or any subsidiary of Cooker.

                            STOCK PERFORMANCE GRAPH

Common Stock Performance

      The following graph shows the yearly percentage change in the cumulative total return to holders of common stock, assuming dividend reinvestment, and the cumulative total return, assuming dividend reinvestment, of the Russell 2000 Index and the Value Line Restaurant Industry Index since the market close on the last trading day before the beginning of our fifth preceding fiscal year (1994), through and including the end of our last completed fiscal year (1998). The Russell 2000 Index is a capitalization weighted index of domestic equities traded on The New York and American Stock Exchanges and the Nasdaq National Market which excludes the 1,000 largest capitalization equities of the 3,000 such equities. Common stock are traded on The New York Stock Exchange and fit within the Russell 2000 Index definition. The Value Line Restaurant Industry Index is published in the Value Line Industry Review. The graph is based upon an assumed investment of $100.00 in each of common stock, the Russell 2000 Index and the Value Line Restaurant Industry Index on the last trading day before the beginning of our fifth preceding fiscal year.


                Comparison of Five-Year Cumulative Total Return
                           Common Stock Performance
                    (Performance Results Through 12/31/1999)


                       Begin        1995         1996        1997        1998        1999

Common Shares......... 100%         188.73%      195.95%     162.16%     102.54%      49.84%
Russell 2000.......... 100%         128.44%      149.55%     182.75%     177.76%     209.46%
VLRI.................. 100%         135.36%      113.88%      99.59%     122.16%     121.20%


                                 PROPOSAL TWO

        APPROVAL OF THE 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      Vote Required. Under our Bylaws, the Plan will be approved if it receives approval of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote at this annual meeting. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the Plan.

General

     	The board of directors believes that the ability to attract and retain the services of experienced and knowledgeable independent directors is essential to the growth and success of Cooker. Stock options provide an additional incentive to directors to work for the best interests of the corporation and its shareholders through an investment interest in the future.

      On January 24, 2000, the board of directors adopted, subject to shareholder approval, the 2000 Non-Employee Director Stock Option Plan.

      The following is a summary of the provisions of the 2000 Non-Employee Director Stock Option Plan. This summary is qualified in its entirety by reference to the text of the Plan included in this proxy statement as Appendix 1.

     	Administration. The 2000 Non-Employee Stock Option Plan shall be administered by the Board or in the Board's sole discretion by the Compensation Committee of the Board (the "Committee," and with the Board "the Administrator") or such other committee as may be specified by the Board to perform the functions and duties of the Committee under the Plan. Subject to the provisions of the Plan, the Administrator shall determine the persons to be granted stock options. The Administrator is authorized to interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to the Plan, and to make all the determinations necessary or advisable for the Plan's administration.

     	Shares Subject to Plan. The maximum number of shares with respect to which stock options may be granted is 200,000 shares of common stock. If an option is canceled, expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the option was not exercised at the time of its cancellation, expiration or termination shall again become available for grant under the Plan.

     	Eligibility for and Grant of Options.  The Plan permits grants of stock options to non-employee members of the Board. Initial option grants are made to each participant who is first elected to the Board after January 1,
2000.   The participant shall receive an automatic grant of ten thousand
(10,000) shares within one month after the date the participant is elected to the Board. In addition, each year on the date of the annual meeting of the shareholders, an automatic grant of seven thousand, five hundred (7,500) shares shall be made to the participants who attended at least seventy-five per cent (75%) of the total number of meetings of the Board (and committees thereof on which the participant served) held during the immediately preceding calendar year. The Administrator may also grant discretionary options to participants. All grants of options shall be nonqualified stock options, i.e., stock options which do not constitute incentive stock options.

     	Option Agreement. The participants shall receive a written agreement evidencing the grant of options and terms thereof.

     	Option Price and Payment of Option Price.    The stock options shall
be granted at fair market value of a share on the date the option is first granted. Payment of the option price shall be made by the participant in the form of cash or in common stock of Cooker for all shares purchased.

     	Exercise and Term of Options. Each stock option granted shall vest and become exercisable on the date of grant of the option or shall be exercisable at any time or times or in any installments as determined by the Administrator at the time of grant. If not sooner terminated, the grant shall expire 10 years from the date of grant. The Plan provides for the immediate vesting of all options in the event of a "Change in Control" of Cooker (as defined in the Plan). If a participant ceases to be a director for any reason, no portion of an option that has not vested will become exercisable.

     	Nontransferability of Options. No option granted under the Plan may be transferred, assigned, pledged or hypothecated in any way, other than by will or by the laws of descent and distribution. All options granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant.

     	Termination from Board of Directors. In the event the service of a participant on the Board is terminated by reason of death or disability, any option granted under the Plan to that participant that has vested prior to the event may be exercised for a period of twelve months after the date of termination. If termination occurred for any other reason, an option granted under the Plan to that participant that has vested prior to the occurrence may be exercised for a period of sixty days after the date of termination.
An option shall not be exercisable subsequent to its expiration date.

     	Investment Purpose. The Administrator may require a participant to furnish a written statement representing and warranting that the acquisition of shares of stock shall be for the participant's own account, for investment and not with a view to the resale or distribution thereof.

     	Effectiveness of Plan. The Plan shall be effective on the date the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote at a meeting of shareholders.

    	Termination, Duration and Amendments of Plan. Unless sooner terminated, the Plan will terminate on the date ten years after its approval by the shareholders. No options may be granted thereafter. The termination shall not effect any options outstanding on the date of termination. Shareholder approval is necessary to

     * authorize the grant of options that may be exercised more than ten (10) years after the date of grant or have an exercise price less than fair market value on the date of grant;

     * materially increase the number of shares which may be issued under the Plan;

     * materially modify the requirements for eligibility to participate in the Plan; and

     * alter or impair the rights of a participant under any option granted before the adoption of an amendment or termination by the Board, without the written consent of the participant.

      Ratification of Prior Grants. R. Shannon LeRoy and Brad Saltz, the two newly elected non-employee directors, were each granted options to purchase 10,000 shares of our common stock in January 2000 subject to shareholder approval.

      Certain Tax Consequences of the 2000 Non-Employee Director Stock Option Plan. The following discussion of the Federal tax consequences of the plan is based on the Internal Revenue Code provisions currently in effect, current regulations, and administrative rulings of the Internal Revenue Service.



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The discussion is limited to the tax consequences to United States citizens and does not consider the potential impact of state or local tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of options and rights and the tax requirements applicable to residents of countries other than the United States.

      An option holder will not recognize income upon the grant of a non-qualified option under the plan, or at any other time prior to the exercise of the option. Upon exercise of a non-qualified option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the option price of the common stock. This income is subject to withholding and other employment taxes. Cooker is entitled to a deduction in a like amount for compensation paid to the option holder provided that such option (1) is not traded on an exchange and (2) the option holder does not elect to report the income in the year of the option grant. The ordinary income recognized upon exercise of the option constitutes "personal service income" for purposes of Federal income taxes.

      A subsequent taxable disposition of shares of common stock acquired upon exercise of a non-qualified option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the common stock on the date the option was exercised and the amount realized on later disposition. The gain or loss will be long-term if the shares of common stock are held for more than twelve months and short-term if held for twelve months or less.



           THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
       ADOPTION OF THE 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                         INDEPENDENT ACCOUNTANTS

      On October 29, 1999, we engaged Deloitte & Touche LLP ("D&T") to serve as principal accountant. The engagement of D&T has been approved by our audit
committee.   KPMG LLP ("KPMG") tendered their resignation as principal
accountants on October 18, 1999.

      During the past two fiscal years and any subsequent interim period prior to engaging D&T, we did not consulted D&T regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Cooker, or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined by applicable law.)

      KPMG's report on our financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was neither qualified nor modified as to uncertainty, audit scope, or accounting principles.

      During our two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their opinion and no reportable events (as defined by applicable law.)

      A representative of D&T has been invited and is expected to be present at the annual meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of shareholders.


                           REPORT TO SHAREHOLDERS

      A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 2000, AND ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO US AT 5500 VILLAGE BOULEVARD, WEST PALM BEACH, FLORIDA 33407,
ATTENTION: INVESTOR RELATIONS.


                           SHAREHOLDER PROPOSALS

      A shareholder proposal intended for inclusion in the proxy statement and form of proxy for our Annual Meeting of Shareholders to be held in 2001 must be received by us before November 28, 2000. Proposals should be sent to our executive offices at 5500 Village Boulevard, West Palm Beach, Florida 33407, Attention: Corporate Secretary.

      A shareholder who wishes to nominate a candidate for election to the board of directors must follow the procedures outlined in Section 2.04 of our Code of Regulations. A copy of the Code of Regulations is available upon request from our Corporate Secretary, 5500 Village Boulevard, West Palm Beach, Florida 33407. One of the procedural requirements in the Code of Regulations is timely written notice of the nomination, in a form complying with the Code of Regulations. In order to nominate a candidate for the board of directors election at the 2001 Annual Meeting, this notice must be delivered to the Secretary of the Corporation before November 17, 2000.


                                OTHER BUSINESS

      The board of directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. If, however, any other matters are properly brought before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

      Kindly date, sign and return the enclosed proxy card.


                                       By Order of the Board of Directors


                                       /s/Henry R. Hillenmeyer
                                       ________________________
                                       Henry R. Hillenmeyer
                                       Chairman and Chief Executive Officer




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


                               APPENDIX 1
                      COOKER RESTAURANT CORPORATION
              2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        1.      Purpose of Plan:  The purpose of the 2000 Non-Employee
Director Stock Option Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors of Cooker Restaurant Corporation, an Ohio corporation (the "Corporation"), and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its shareholders through an investment interest in the future success of the Corporation.

        2. Administration: The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or, at the election of the Board, by the Compensation Committee of the Board (the "Committee"; and with the Board, the "Administrator"). Subject to the provisions of the Plan, the Administrator shall grant stock options under the Plan and is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Administrator shall be final, conclusive, and binding upon the Corporation and the Participant.

        3. Indemnification of Administrator: In addition to such other rights of indemnification as they may have, the members of the Administrator shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member of the Administrator has acted in bad faith; provided, however, that within sixty
(60) days after receipt of notice of institution of any such action, suit or proceeding a member of the Administrator shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

       4. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which options may be granted under the Plan shall be in the aggregate of Two Hundred Thousand (200,000) shares of common shares, without par value, of the Corporation (the "Common Shares"), which may consist in whole or in part of the authorized and unissued Common Shares of the Corporation or shares of Common Shares purchased on the open market or from private sources. If an option is canceled, expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the option was not exercised at the time of its cancellation, expiration or termination shall again become available for the grant of options under the Plan. The number of shares subject to each outstanding option, the number of shares subject to each option to be granted under the Plan, the option price with respect to outstanding options, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Administrator, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, provided, however, that no fractional shares shall be issued pursuant to the Plan, no options may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

        5.      Eligibility for and Grant of Options:

        (a) Eligibility. Each member of the Board who otherwise (i) is not presently an employee of the Corporation, (ii) is not a former employee still receiving compensation for prior services (other than benefits under a



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


tax-qualified pension plan), and (iii) is not currently receiving remuneration from the Corporation in any capacity other than as a director shall be eligible for the grant of stock options under the Plan (a "Participant").

        (b) Initial Option Grants. In addition to any other grants made pursuant to the terms of the Plan, each Participant who is first elected to the Board at any time after January 1, 2000 shall automatically receive a one-time grant of an option to purchase Ten Thousand (10,000) shares of the Common Shares of the Corporation (subject to adjustment as provided in Paragraph 4). Any such award shall be made within one month after the date such Participant is first elected to the Board, but in no event prior to the date the Plan is approved by the shareholders of the Corporation in accordance with Section 15.

        (c) Annual Option Grants. In addition to any other grants made pursuant to the terms of the Plan, beginning with the annual meeting of the shareholders of the Corporation pursuant to which the Plan is approved, each year on the date of the annual meeting of the shareholders of the Corporation, there shall automatically be granted to each Participant who is serving on or elected to the Board on such date and who attended at least seventy-five per cent (75%) of the total number of meetings of the Board (and committees thereof on which the Participant served) held during the immediately preceding calendar year (or if the Participant has served for less than a full calendar year, such Participant attended at least seventy-five per cent (75%) of the total number of meetings of the Board and committees which were held during that period), an option to purchase Seven Thousand Five Hundred (7,500) shares of the Common Shares of the Corporation (subject to adjustment as provided in Paragraph 4).

        (d) Discretionary Option Grants. Subject to the terms of the Plan, the Administrator may grant Participants such number of stock options as the Administrator may determine from time to time in addition to those grants made pursuant to the terms of Section 5(b) and 5(c) hereof.

        (e) Nonqualified Stock Options. The options to be granted under the Plan shall be nonqualified stock options (stock options which do not constitute "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended).

        6. Written Agreement: Each option shall be evidenced by a written agreement which shall contain such provisions as may be approved by the Administrator. Such agreements shall constitute binding contracts between the Corporation and the Participant and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of the agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Administrator, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

        7. Option Price: The price per share for which the shares covered by an option may be purchased shall be the fair market value of a share (the "Fair Market Value") on the date the option is first granted.
Fair Market Value shall be deemed to be (a) if the shares of the Common Shares are listed or admitted to trading on a national securities exchange or the Nasdaq National Market, the per share of Common Shares closing price regular way on the principal national securities exchange or the Nasdaq National
Market on which the shares of Common Shares are listed or admitted to trading on the day prior to the date of determination or, if no closing price can be determined for the date of determination, the most recent date for which such price can reasonably be ascertained, or (b) if the shares of Common Shares are not listed or admitted to trading on a national securities exchange or the Nasdaq National Market, the mean between the representative bid and asked per share prices in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available, as reported by NASDAQ or if the shares of Common Shares are not then quoted by NASDAQ as furnished by any market maker selected from time to time by the Corporation for that purpose.

        8. Payment of Option Price: At the time of the exercise in whole or in part of any option granted hereunder, payment of the option price in full in cash or in Common Shares of the Corporation shall be made by the

Participant for all shares so purchased. No Participant shall have any of the rights of a shareholder of the Corporation under any option until the actual issuance of shares to said Participant, and prior to such issuance, no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 4.

        9. Exercise and Term of Options: Subject to the provisions of this Paragraph 9, (i) each stock option granted pursuant to either Section 5
(b) or 5(c) shall vest and become exercisable on the date of grant of the option; and (ii) each other stock option granted hereunder shall be exercisable at any time or times or in any installments as may be determined by the Administrator at the time of the grant. If not sooner terminated as provided herein, each option granted hereunder shall expire ten (10) years from the date of grant. Notwithstanding the foregoing, all options that have not previously been exercised, nor lapsed and ceased to be exercisable, shall vest and become exercisable upon the occurrence of a Change in Control; but under no circumstance shall any portion of an option that has not vested and become exercisable at the time the Participant ceases to be a director, for any reason, vest or become exercisable at any time after the Participant ceases to be a director.

        A "Change in Control" means (a) the acquisition by any person (defined for the purposes of this Section to mean any person within the meaning of
Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Corporation or an employee benefit plan created by its Board for the benefit of its employees, either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission ("SEC") under Section 13(d) of the Exchange Act) of securities issued by the Corporation having 20% or more of the voting power of all the voting securities issued by the Corporation in the election of directors at the next meeting of the holders of voting securities to be held for such purpose, and such person acquired such beneficial ownership without the prior consent of the Board; (b) the election of a majority of the directors elected at any meeting of the holders of voting securities of the Corporation who are persons who were not nominated for such election by the Board or a duly constituted committee of the Board; or (c) the merger or consolidation with, or transfer of substantially all of the assets of the Corporation to, another person and the Board does not adopt a resolution, before the Corporation enters into any agreement for such merger, consolidation or transfer, determining that it is not a Change in Control.

        A Participant may exercise an option, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Administrator may prescribe, accompanied by full payment for the shares with respect to which the option is being exercised.

        If an option is exercised as to less than all of the shares of Common Shares purchasable thereunder, new duly executed option agreements reflecting the decreased number of shares of Common Shares exercisable under such option, but otherwise of the same tenor, shall be returned to the Participant.

        Successive options may be granted to the same Participant, whether or not the option(s) previously granted to such Participant remain unexercised. A Participant may exercise an option, if then exercisable, notwithstanding that options previously granted to such Participant remain unexercised.

        10. Nontransferability: No stock option granted under this Plan shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law (including bankruptcy) or otherwise except pursuant to a will or the laws of descent and distribution or pursuant to a valid qualified domestic relations order. During the lifetime of the Participant, a stock option may be exercised only by that Participant.

        11. Continuation of Service: The Administrator may require, in its discretion, that any Participant under the Plan to whom an option shall be granted shall agree in writing as a condition of the granting of such option to continue serving on the Board for a designated minimum period from the date of the granting of such option as shall be fixed by the Administrator. Nothing contained in the Plan or in any option granted pursuant to the Plan, nor any action taken by the Administrator hereunder, however, shall confer upon any Participant any right with respect to continuation of membership on the Board nor interfere in any way with the right of the Corporation to terminate such person's membership on the Board at any time.

        12. Termination of Service: If the membership of a Participant on the Board terminates by reason of death or disability, an option granted to such Participant which has vested prior to the date of termination may be exercised for a period of twelve months after the date of termination. If the membership of a Participant on the Board terminates for any reason other than death or disability, an option granted to such Participant which has vested prior to the date of termination may be exercised for a period of sixty days after the date of termination. In no event, however, shall an option be exercisable subsequent to its expiration date. An option may only be exercised after termination of a Participant's membership on the Board (irrespective of the reason for such termination) to the extent it was exercisable on the date of termination, and an Option, or any portion thereof, that was not exercisable on the date of termination shall be forfeited.

        13. Investment Purpose: If the Administrator in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder, to execute and deliver to the Corporation a written statement, in form satisfactory to the Administrator, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant.

        14. Withholding Payments: If upon the exercise of an option there shall be payable by the Corporation any amount for income tax withholding, either the Corporation shall appropriately reduce the amount of stock to be issued to the participant or the Participant shall pay such amount to the Corporation to reimburse it for such income tax withholding.

        15. Effectiveness of Plan: The Plan shall be effective on the date the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Shares present, or represented, and entitled to vote at a meeting of the shareholders of the Corporation.

        16. Termination, Duration and Amendments of Plan: Unless sooner terminated, the Plan shall terminate on the date ten (10) years after its approval by the shareholders pursuant to Section 15, and no options may be granted thereafter. The termination of the Plan shall not affect the validity of any option outstanding on the date of termination.

        The Board may at any time terminate the Plan, or make amendments to the Plan as it may deem advisable; provided, however, that no amendment shall be effective without the approval of the shareholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of Common Shares present, or represented, and entitled to vote at a meeting of shareholders duly held, if it would:

        (a) authorize the grant of options that may be exercised more then ten
(10) years after the date of grant or have an exercise price which is less than the Fair Market Value on the date of grant;

        (b) materially increase the number of shares which may be issued under the Plan; or

        (c) materially modify the requirements for eligibility to participate in the Plan; and, further, provided, however, that no amendment or termination of the Plan shall be effective, to alter or impair the rights of a Participant under any option granted before the adoption of such amendment or termination by the Board, without the written consent of the Participant.

As adopted by the Board on January 24, 2000.




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